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PricewaterhouseCoopers LLP
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Vancouver, British Columbia
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CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Eldorado Gold Corporation (the "Company") of our report dated March 27, 2008 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of the Company, which appears in the Annual Report of the Company on Form 40-F for the year ended December 31, 2007.

PricewaterhouseCoopers LLP

Chartered Accountants
Vancouver, B.C., Canada
October 6, 2008